EXHIBIT 2(G)(II)

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

      This Amendment (the "Amendment") to the Investment Advisory Agreement, dated June 13, 2005 (the "Agreement"), by and between BACAP Alternative Multi-Strategy Fund, LLC, a Delaware limited liability company (the "Fund"), and Banc of America Investment Advisors, Inc., a Delaware corporation (the "Adviser"), is entered into on this 1st day of December, 2005.

      WHEREAS, the Fund has retained the Adviser to provide investment advisory and other services to the Fund in accordance with the terms and conditions of the Agreement;

      WHEREAS, the Fund and the Adviser wish to amend the Agreement to eliminate the incentive allocation portion of the Adviser's compensation effective as of the date of this Amendment; and

      WHEREAS, no reduction or modification of the services that the Adviser provides to the Fund under the Agreement is contemplated.

      NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Fund and the Adviser hereby agree as follows:

1. The text of Section 5 of the Agreement is hereby deleted in its entirety and replaced with the following:

            "Management Fee. In consideration of the services provided by the Adviser under this Agreement, the Fund agrees to pay the Adviser a management fee (the "Management Fee") computed at the annual rate of 1.25% of the aggregate value of outstanding limited liability company interests of the Fund ("Interests") determined no less frequently than quarterly (before any repurchase of Interests)."

2. As modified herein, the Agreement is confirmed and shall remain in full force and effect.

                            [SIGNATURE PAGE FOLLOWS.]

      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first above written.


                                   BACAP ALTERNATIVE MULTI-STRATEGY FUND, LLC


                                  By:      /s/ Lawrence Morgenthal
                                           ---------------------------------
                                  Name:    Lawrence Morgenthal
                                  Title:   President


                                  BANC OF AMERICA INVESTMENT ADVISORS, INC.


                                  By:      /s/ Keith Winn
                                           ---------------------------------
                                  Name:    Keith Winn
                                  Title:   President


                                      -2-